                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 DAN RIVER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 1-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
--------------------------------------------------------------------------------

                            [DAN RIVER LETTERHEAD]


                                           March 12, 1998

Dear Shareholder:

     We cordially invite you to attend the Company's 1998 Annual Meeting of Shareholders on Wednesday, April 22, 1998. The meeting will be held at the Riverview Inn in Danville, Virginia and will begin at 10 a.m. EDT.

     The formal notice of meeting, Proxy Statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.

     As a shareholder, your vote is important. We urge you to execute and return your proxy promptly whether or not you plan to attend so that we can have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     On behalf of your Board of Directors, thank you for your support of and interest in Dan River.

                                          Sincerely,

                                          /s/ Joseph L. Lanier, Jr.

                                          Joseph L. Lanier, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                              [DAN RIVER LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1998

To the Shareholders of DAN RIVER INC.:

     The 1998 Annual Meeting of Shareholders of Dan River Inc. will be held at the Riverview Inn, located at One Country Club Drive in Danville, Virginia, on Wednesday, April 22, 1998, at 10 a.m. EDT for the following purposes:

     1. To elect two Group A directors to serve for a three-year term or until the election and qualification of their respective successors;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 1998 fiscal year; and

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of record of Class A Common Stock and Class B Common Stock of the Company as of the close of business on March 2, 1998, will be entitled to notice of and to vote at the meeting. A list of shareholders as of the close of business on March 2, 1998 will be open for examination during the meeting.

     You attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          Harry L. Goodrich
                                          Secretary

Danville, Virginia
March 12, 1998

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                 DAN RIVER INC.
                              2291 MEMORIAL DRIVE
                            DANVILLE, VIRGINIA 24541

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1998

                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of Dan River Inc. (the "Company" or "Dan River") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company scheduled to be held on April 22, 1998, at the Riverview Inn, One Country Club Drive, Danville, Virginia 24541, at 10 a.m. EDT, and at any adjournment thereof (the "Annual Meeting").

RECORD DATE

     The Board of Directors of the Company has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") and Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock," together with the Class A Common Stock, the "Common Stock") as of the record date are entitled to vote at the Annual Meeting or any adjournment thereof. On the record date, 16,777,075 shares of Class A Common Stock and 2,062,070 shares of Class B Common Stock were issued and outstanding. No cumulative voting rights are authorized and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about March 12, 1998.

VOTING AND PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the attached notice. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

     In accordance with the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Georgia law, each share of Class A Common Stock is entitled to one vote at the Annual Meeting and each share of Class B Common Stock is entitled to 4.39 votes at the Annual Meeting. With respect to all matters to be voted upon at the Annual Meeting, holders of shares of Class A Common Stock and Class B Common Stock will vote together as a single voting group (the "Voting Group").

     The presence, either in person or by proxy, of the holders of a majority of the votes of the shares of Common Stock comprising the Voting Group outstanding on the record date is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. Under Georgia law and the Bylaws of the Company, (i) with respect to the election of directors, the affirmative vote of a plurality of the votes represented by the shares comprising the Voting Group is required to elect the nominees to the Board of Directors, and (ii) with respect to the proposal to ratify the appointment of Ernst & Young LLP as independent auditors, the votes cast in favor of such proposal by shares comprising the Voting Group must exceed the votes cast against such proposal to ratify such appointment. With respect to any other matter that may properly come before the Annual Meeting, the votes cast in favor of such matter by shares comprising the Voting Group must exceed the votes cast against approval of such matter for such matter to be approved. At the Annual Meeting, votes cast for or against any matter may be cast in person or by proxy. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not count as either a vote for or against any matter presented for shareholder approval at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     The Company's Articles of Incorporation divide the Board of Directors into three classes (Groups "A," "B" and "C") with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires. At the Annual Meeting on April 22, 1998, two nominees for director are to be elected to serve until the Annual Meeting of Shareholders in 2001, or until their successors are elected and qualified.

     The Company's Articles of Incorporation further provide that the Board shall consist of six directors until the number of directors is changed by resolution of the Board, and that the Board shall be responsible for electing two directors with terms expiring at the 1998 and 1999 Annual Meetings of Shareholders, respectively. As noted below, Mr. Keller was elected by the Board to serve until this Annual Meeting. The Board intends, as soon as is practicable, to elect a sixth director to serve until the 1999 Annual Meeting of Shareholders.

     The Board of Directors has no reason to believe that either of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting either of the nominees should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board of Directors either (i) to elect substitute nominees recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than two directors.

INFORMATION ABOUT NOMINEES AND DIRECTORS

     The following table presents information concerning each person who is nominated for election as a director or who is continuing as an incumbent director:

DONALD J. KELLER, 66                Nominee                 Term Expires in 1998

     Mr. Keller has been a director of Dan River since January 1998. Since March 1993 Mr. Keller has been Chairman of B. Manischewitz Company, a food manufacturer, and was Co-Chief Executive Officer of B. Manischewitz Company from 1992 until 1993. From 1995 until 1997 he was Chairman of the Board of Prestone Products Corporation, an automotive chemicals manufacturer, and has been appointed to serve as Chairman of Specialty Foods Corporation, a company to be spun-off from The Campbell Soup Company in the spring of 1998. He is also a director of Air Express International Corporation, a provider of transportation-related services and a consultant to and director of Colorado Prime Corporation, a mail-order food company. Mr. Keller is a member of the Compensation Committee and an alternate member of the Audit Committee.
--------------------------------------------------------------------------------

JOSEPH L. LANIER, JR., 66           Nominee                 Term Expires in 1998

     Mr. Lanier has been Chairman of the Board of Directors and Chief Executive Officer of Dan River or Braelan Corp. (its "Predecessor") since 1989. Mr. Lanier is also a director of SunTrust Bank, Inc., a bank holding company, Flowers Industries, Inc., a food company, Torchmark Corporation, an insurance company, and Dimon Incorporated, a tobacco products company and distributor of cut flowers.
--------------------------------------------------------------------------------

EDWARD J. LILL, 65                  Incumbent               Term Expires in 2000

     Mr. Lill has been a director of Dan River since October 1997. Mr. Lill is presently a consultant to Metropolitan Life Insurance Company with respect to accounting and other related matters. Mr. Lill was a senior partner and Vice Chairman of the accounting firm, Deloitte & Touche, from 1988 until his retirement in 1995. Mr. Lill is Chairman of the Audit Committee and an alternate member of the Compensation Committee.
--------------------------------------------------------------------------------

JOHN F. MAYPOLE, 58                 Incumbent               Term Expires in 2000

     Mr. Maypole has been a director of Dan River or its Predecessor since 1992. Mr. Maypole is a consultant to Metropolitan Life Insurance Company and has over the past five years served as a consultant to and/or director of various other corporations and providers of financial services. Mr. Maypole also serves as a director of Bell Atlantic Corporation, a telecommunications company, and Massachusetts Mutual Life Insurance Company. Mr. Maypole is Chairman of the Compensation Committee and serves on the Audit Committee.
--------------------------------------------------------------------------------

RICHARD L. WILLIAMS, 64             Incumbent              Term Expires in 1999

     Mr. Williams has been a director and President and Chief Operating Officer of Dan River or its Predecessor since 1989.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR Donald J. Keller and Joseph L. Lanier, Jr. to hold office until the Annual Meeting of Shareholders in 2001, or until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless shareholders specify a contrary choice in their proxies.

     The Board of Directors met six times during the 1997 fiscal year. During the 1997 fiscal year (or the portion of the fiscal year during which he was a director) each director attended 100% of the meetings of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     Effective upon the completion of the initial public offering of the Class A Common Stock of the Company in November 1997, the Board of Directors established a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Maypole (Chairman) and Keller with Mr. Lill serving as an alternate member in the event one of the regular members cannot attend a meeting of the Compensation Committee. The Audit Committee is composed of Messrs. Lill (Chairman) and Maypole, with Mr. Keller serving as an alternate member of the Audit Committee. The Audit and Compensation Committees held no meetings during 1997, and none of the members of either Committee are employees of Dan River.

     The Compensation Committee is responsible for reviewing annually and approving the Company's compensation strategy to ensure that the Company's executive compensation strategy supports its business objectives as well as shareholder interests. The Committee is responsible for the approval of salary, bonuses and other compensation of the Company's executive officers and key management personnel, and the administration of the Company's option and benefit plans. The Compensation Committee is also responsible for reviewing and considering issues pertaining to succession planning upon retirement or termination of the employment of senior managers of the Company.

     The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provision of non-audit services by the Company's auditors.

     Prior to the Company's initial public offering in November 1997, the full Board performed the functions of the Audit Committee. Responsibilities of the Compensation Committee were generally carried out by the full Board, although certain compensation-related matters were addressed by the Senior Management Committee. See "Compensation Committee Interlocks and Insider Participation."

DIRECTOR COMPENSATION

     Each Director who is not an employee of the Company receives a retainer of $20,000 per year for his service as a director and, commencing in 1998, will be paid $1,000 for each meeting of the Board or a Committee of the Board attended by him. In 1994 Mr. Maypole was granted an option to purchase 11,375 shares of Class A Common Stock. The terms of Mr. Maypole's option are identical to the terms of other options granted in 1994 to executive officers and key employees of the Company. See Note 1 to "Aggregated Option/SAR Exercises in Last Fiscal Year and FY End Option/SAR Values" table under "Executive Compensation." In 1997 the Board of Directors granted to each of Messrs. Lill and Maypole non-qualified options to purchase 5,000 shares of Class A Common Stock pursuant to the 1997 Stock Plan for Outside Directors (the "Directors' Plan"), which options vest and become exercisable in three equal increments on December 31, 1997, 1998 and 1999 (or 100% upon a Change of Control), have an exercise price of $15 per share and have a term expiring November 20, 2007. In 1998 the Board of Directors granted to Mr. Keller a non-qualified option to purchase 5,000 shares of Class A Common Stock pursuant to the Directors' Plan, which option vests and becomes exercisable in three equal increments on December 31, 1998, 1999 and 2000 (or 100% upon a Change of Control), has an exercise price of $16.25 per share and has a term expiring January 8, 2008. Directors who are officers of Dan River are not compensated for their services as directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information regarding the beneficial ownership of the Company's classes of Common Stock as of February 19, 1998, by
(i) each person who is known to Dan River to be the beneficial owner of more than 5% of each class of Common Stock, (ii) each of the directors of Dan River,
(iii) each of the named executive officers, and (iv) all directors and executive officers of Dan River as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" securities if that person has or shares the power to vote or dispose, or to direct the vote or disposition, of such securities. The person is also deemed to beneficially own any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities and a person may be deemed to beneficially own securities as to which he or she has no pecuniary interest. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                   BENEFICIAL OWNERSHIP               BENEFICIAL OWNERSHIP
                                                        OF CLASS A                         OF CLASS B
                                                       COMMON STOCK                       COMMON STOCK
               NAMED EXECUTIVE                  ---------------------------         -------------------------
        OFFICERS, DIRECTORS, EXECUTIVE           NUMBER             PERCENT          NUMBER           PERCENT
         OFFICERS AND DIRECTORS AS A               OF                 OF               OF               OF
          GROUP AND 5% SHAREHOLDERS              SHARES              CLASS           SHARES            CLASS
        ------------------------------           ------             -------          ------           -------
Donald J. Keller..............................      5,000               *                  --             --
Joseph L. Lanier, Jr.(3)(4)...................  2,457,370(1)(5)(6)   13.0(2)        2,062,070(7)(8)    100.0%
Edward J. Lill................................      2,000               *                  --             --
John F. Maypole...............................      5,000               *                  --             --
Richard L. Williams(3)(4).....................    465,981(1)          2.5(2)          465,981(8)        22.6
Barry F. Shea(3)..............................    174,912(1)          1.0(2)          174,912(8)         8.5
Harry L. Goodrich.............................      1,500               *                  --             --
Mezzanine Investment Limited
  Partnership-BDR(8)..........................  6,708,723            35.6                  --             --
All executive officers and directors as a
  group (14 persons)..........................  2,473,270(1)(5)(6)   13.1(2)        2,062,070(7)(8)    100.0

---------------
  * Less than 1%.

(1) Under the Company's Articles of Incorporation, shares of Class B Common Stock are convertible into shares of Class A Common Stock on a share-for-share basis at any time subject to compliance with certain first offer rights. As a result, in accordance with the rules of the Securities and Exchange Commission, shares of Class A Common Stock shown as beneficially owned by the persons listed in the table include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by such persons.

(2) Based on an aggregate of 16,777,075 shares of Class A Common Stock issued and outstanding as of February 19, 1998, plus, for each individual, the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by such individuals as of such date.

(3) The business address of Messrs. Lanier, Williams and Shea is 2291 Memorial Drive, Danville, Virginia 24541.

(4) Messrs. Lanier and Williams disclaim beneficial ownership of the 65,553 shares and 96,250 shares of Common Stock held by their wives, Mrs. Ann M. Lanier and Mrs. Suzanne S. Williams, respectively.

(5) Mr. Lanier is contractually obligated to surrender 395,300 of these shares to the Company from time to time upon exercise of stock options issued prior to December 1994. Mr. Lanier disclaims beneficial ownership of these shares. Upon surrender of shares of Class A Common Stock, the Company is required to pay to Mr. Lanier an amount equal to the exercise price of the option in respect of which such shares were surrendered. Includes 52,500 shares on which Messrs. Boozer and Goodrich hold options and 42,825 shares on which other executive officers hold options, all of which are presently exercisable.

(6) Includes 848,380, 65,553, 253,622, 253,622, 96,250, 369,731 and 174,912
    shares of Class A Common Stock issuable upon conversion on a share for share basis of shares of Class B common stock beneficially owned by Mr. Joseph L. Lanier, Jr., Mrs. Ann M. Lanier, Mr. Joseph Lanier, III, Mrs. Ann L. Jackson, Mrs. Suzanne S. Williams, Mr. Richard L. Williams and Mr. Barry F. Shea, respectively, (the "Senior Management Group"), with respect to which Mr. Joseph L. Lanier, Jr. has sole voting power pursuant to the terms of a Voting Agreement dated November 20, 1997 between the Company and the members of the Senior Management Group, as amended (the "Voting Agreement").

(7) Includes shares of Class B Common Stock beneficially owned by the members of the Senior Management Group with respect to which Mr. Joseph L. Lanier, Jr. has sole voting power pursuant to the Voting Agreement. See Footnote 6 above.

(8) Joseph L. Lanier, Jr. has sole voting power with respect to these shares pursuant to the terms of the Voting Agreement.

(9) Reflects shares of Class A Common Stock beneficially owned by Mezzanine Investment Limited Partnership-BDR ("MILP"), whose address is One Madison Avenue, New York, New York 10010. According to Schedule 13D filed on behalf of Metropolitan Life Insurance Company ("MetLife"), the general partner of MILP is 23rd Street Investments, Inc. ("23rd Street Investments"), a wholly-owned subsidiary of MetLife. 23rd Street Investments has sole voting and investment power with respect to the Class A Common Stock beneficially owned by MILP. As a result, 23rd Street Investments is deemed to beneficially own the shares of Class A Common Stock beneficially owned by MILP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXCHANGE AGREEMENT

     The Company entered into an exchange agreement effective as of November 20, 1997 with the members of the Senior Management Group whereby upon completion of the initial public offering of the Company's Class A Common Stock, the Senior Management Group exchanged certain shares of Class A Common Stock beneficially owned by them for Class B Common Stock on a share-for-share basis (the "Exchange Offer"). In connection with the Exchange Offer, the Company issued an aggregate of 2,062,070 shares of Class B Common Stock, having 4.39 votes per share, in exchange for an aggregate of 2,062,070 shares of Class A Common Stock (the "Exchange"). Pursuant to the Voting Agreement Mr. Joseph L. Lanier, Jr. votes all outstanding shares of Class B Common Stock.

     Prior to the Exchange, the Senior Management Group controlled approximately 20% of the combined outstanding voting power of all classes of the Company's Common Stock. Upon completion of the Exchange, the Senior Management Group controlled approximately 37% of the combined outstanding voting power of all classes of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" and the Notes thereto.

REGISTRATION RIGHTS AGREEMENT

     The Company, certain members of senior management (the "Management Shareholders"), MILP and all other holders of the Company's Common Stock prior to the initial public offering are parties to a Registration Rights Agreement, dated September 3, 1991 (as amended, the "Registration Rights Agreement"). All provisions of the Registration Rights Agreement described below terminate on the earlier of (i) September 3, 2006 or (ii) the date when shares of Class A Common Stock which are held by holders other than Management Shareholders constitute less than 10% of the outstanding Common Stock, subject to limited exceptions. The Registration Rights Agreement is applicable only with respect to shares of Common Stock held prior to the initial public offering. It contains, among others, the following provisions:

     The Company's and Mr. Lanier's Call Rights. Joseph L. Lanier, Jr. has the right to purchase the Class A Common Stock beneficially owned by certain specified shareholders (the "Lanier Call"). The Company has a similar call right (the "Company Call"). In the case of a Company Call, the call price is the fair market value (as defined) of the Common Stock. In the case of a Lanier Call, the call price is 105% of the fair market value of the Common Stock. Under certain circumstances, a Company call may be assigned to or preempted by Mr. Lanier. In addition, Mr. Lanier has a first offer right to purchase any Class A Common Stock offered for sale by certain of the Company's shareholders. The rights of each of the Company and Mr. Lanier under the call provisions of the Registration Rights Agreement terminate on September 3, 2001 or, in the case of a Lanier Call, if earlier, Mr. Lanier's death or total disability or termination of employment for good cause (as defined in Mr. Lanier's Employment Agreement).

     Demand and Piggyback Registration Rights. The holders (not including the Management Shareholders) of at least 20% of the Class A Common Stock held by such holders immediately prior to the initial public offering may, on seven occasions, demand that the Company prepare and file a registration statement under the Securities Act of 1933 with respect to such number of shares of Class A Common Stock held by them prior to the initial public offering as are designated by the holders of a majority of such shares of Class A Common Stock of the Company after consultation with the book running lead underwriter of any such offering and the demanding holders. Once every 12 months, the Company may delay the filing of any such registration statement for up to 60 days if the Company would be required in the opinion of counsel to disclose information in the registration statement that it would not otherwise be required to publicly disclose and the Board of Directors determines that such disclosure is not in the Company's best interests. In addition, such holders of Class A Common Stock are entitled to offer and sell their Class A Common Stock in any underwritten public offering involving the offering of any equity security by the Company or any subsidiary of the Company, subject to certain limitations. The Company may also offer and sell its Class A Common Stock in any underwritten public offering effected at the request of such holders of Class A Common Stock, subject to certain limitations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth certain information relating to the compensation earned during the 1997, 1996 and 1995 fiscal years of the Company by the Company's Chief Executive Officer and by its four other most highly compensated executive officers (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                       AWARDS(3)
                                                                      ------------
                                           ANNUAL COMPENSATION(1)      SECURITIES
                                         --------------------------    UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY    BONUS(2)    OPTIONS(#)    COMPENSATION(4)
      ---------------------------        ----   --------   --------   ------------   ---------------
Joseph L. Lanier, Jr...................  1997   $442,410   $442,410     100,000          $1,600
     Chairman and Chief                  1996    422,424    169,650          --           1,500
     Executive Officer                   1995    404,193    128,050          --           1,500
Richard L. Williams....................  1997    366,306    366,310      70,000           1,600
     President and Chief                 1996    352,118    141,410          --           1,500
     Operating Officer                   1995    338,558    107,260          --           1,500
Barry F. Shea..........................  1997    215,447    215,450      30,000           1,600
     Vice President-                     1996    201,815     81,050          --           1,500
     Chief Financial Officer             1995    193,389     61,270          --           1,500
Gregory R. Boozer......................  1997    160,770    160,770      25,000           1,600
     Vice President-Manufacturing        1996    145,385     58,390          --           1,454
     Services                            1995    133,077     42,160          --           1,331
Harry L. Goodrich......................  1997    132,689    132,690      10,000           1,327
     Vice President, Secretary           1996    120,723     48,480          --           1,207
     and General Counsel                 1995    116,037     36,760          --           1,160

---------------
(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) For information relating to the determination of bonus amounts, see "Compensation Committee Interlocks and Insider Participation" and "Employment Agreements -- Executive Employment Agreements."

(3) No Restricted Stock or SARs have been granted.

(4) Represents amounts accrued during applicable fiscal years to each Named Executive Officer pursuant to the Dan River Salary Retirement Plan.

STOCK OPTIONS

     The following table sets forth information concerning stock options granted to each of the Named Executive Officers during fiscal year 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                NUMBER OF        % OF                                   VALUE OF ASSUMED
                                SECURITIES      TOTAL                                    ANNUAL RATES OF
                                UNDERLYING     OPTIONS                              STOCK PRICE APPRECIATION
                                 OPTIONS      GRANTED TO    EXERCISE                     FOR OPTION TERM
                                 GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   -------------------------
             NAME               (#)(1)(2)    FISCAL YEAR     ($/SH)       DATE          5%           10%
             ----               ----------   ------------   --------   ----------   ----------   ------------
Joseph L. Lanier, Jr..........   100,000         17%         $15.00     11/20/07     $943,342     $2,390,614
Richard L. Williams ..........    70,000         12%         $15.00     11/20/07      660,339      1,673,430
Barry F. Shea.................    30,000          5%         $15.00     11/20/07      283,003        717,184
Gregory R. Boozer.............    25,000          4%         $15.00     11/20/07      235,835        597,653
Harry L. Goodrich.............    10,000          2%         $15.00     11/20/07       94,334        239,061

---------------
(1) The Company has not granted any SARs.

(2) All options granted are options to purchase Class A Common Stock. The options vest and become exercisable in three equal increments on December 31, 1999, 2000 and 2001, respectively, but such vesting and exercisability will be accelerated in the event of a "Change of Control" as defined in the Indenture governing the Company's 10 1/8% Senior Subordinated Notes due 2003 (the "Indenture").

     The following table sets forth the number and value of stock options held by each of the Named Executive Officers at the end of fiscal year 1997 (the value being the difference between the closing price on the New York Stock Exchange of the Company's Class A Common Stock on January 2, 1998 of $16.375 per share and the respective option exercise prices). The Named Executive Officers did not exercise any stock options in fiscal year 1997. There are no SARs outstanding.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                   AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END($)
                                                 ---------------------------   ---------------------------
                  NAME(1)(2)                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                  ----------                     -----------   -------------   -----------   -------------
Joseph L. Lanier, Jr...........................       -0-         187,500       $      0       $970,938
Richard L. Williams............................       -0-         140,000              0        763,000
Barry F. Shea..................................       -0-          56,250              0        291,281
Gregory R. Boozer(3)...........................    26,250          46,875        414,881        242,734
Harry L. Goodrich(3)...........................    26,250          23,125        414,881        138,766

---------------
(1) All options held are options to purchase Class A Common Stock. Each of the Named Executive Officers holds options granted in 1994 which vest in increments of 20% of the grant on December 31 of each year from 1995 through 1999; provided, however, if cumulative Consolidated EBITDA (as defined in the Indenture and based on internal growth of the Company) commencing January 1, 1995 and continuing through the end of fiscal year 1998 equals or exceeds $274 million, the options will become fully vested as of December 31, 1998. The options also vest early in the event there is a Change of Control as defined in the Indenture. The options are exercisable, at an exercise price of $6.85 per share, only when such options are 100% vested, as provided above, and are automatically revoked if the optionee voluntarily leaves the Company or is terminated for cause prior to exercise of the options. To the extent options are vested at the time of an optionee's death, disability, retirement or involuntary termination without cause, the optionee or his estate will be entitled to exercise such options within six months after the later of the date of the event resulting in termination of employment or the earliest permissible exercise date as described above.

(2) Each of the named executive officers also holds options granted in 1997 which vest and become exercisable in increments of one third of the grant on December 31 of each year from 1999 through 2001.

     The options vest early in the event there is a Change of Control as defined in the Indenture. The exercise price of these options is $15.00 per share and the terms and conditions thereof are otherwise similar to those described in footnote 1 above.

(3) Messrs. Boozer and Goodrich each holds options granted in 1991 to purchase 26,250 shares of the Company's Class A Common Stock at an exercise price of $0.57 per share. These options are fully vested and exercisable and have terms and conditions which are otherwise similar to those described in footnote 1 above.

RETIREMENT PLAN

     The Dan River Inc. Salary Retirement Plan (the "Retirement Plan") provides noncontributory defined benefits based on both years of service and the employee's career average monthly earnings ("Average Compensation"). Average Compensation includes salary and commissions but excludes bonuses. Estimated annual benefits payable upon retirement at age 65 for each of the Named Executive Officers are as follows, based upon a single life annuity: Joseph L. Lanier, Jr. -- $13,169; Richard L. Williams -- $14,825; Barry F.
Shea -- $36,712; Gregory R. Boozer -- $50,429; and Harry L. Goodrich -- $32,829.

EMPLOYMENT AGREEMENTS

     Executive Employment Agreements

     The Company is party to employment agreements with Joseph L. Lanier, Jr., Richard L. Williams and Barry F. Shea, each of which became effective on November 20, 1997, and terminates five years thereafter, unless earlier terminated as described below (the "Employment Agreements"). Each Employment Agreement provides for the employee to be retained in certain specified capacities by the Company and to devote his full business time and attention to the business of the Company. Each of the employment agreements provides that the Company shall pay the employee a bonus under the Dan River Inc. Management Incentive Plan (the "Bonus Plan") and reimburse certain business related expenses. The Bonus Plan provides for the payment of an annual cash bonus to executive officers and key employees of the Company based upon the Company achieving certain operating income and cash flow goals established at the beginning of each fiscal year. Participation in the Plan, as well as award levels and performance criteria, are recommended by the Chief Executive Officer and approved by the Board of Directors.

     Mr. Lanier's employment agreement (the "Lanier Agreement") provides that he will serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company at a base salary of $460,000 per year, which may be increased at the discretion of the Board of Directors, subject to certain cost of living adjustments.

     The Employment Agreements with Messrs. Williams and Shea provide for their employment as President and Chief Operating Officer and Chief Financial Officer of the Company, respectively. Each agreement provides that the employee shall receive a base salary determined by the Chief Executive Officer of the Company, subject to approval by the Board of Directors.

     The Employment Agreements are terminable upon the death or disability of the employee, by the Company for good cause (as defined in the Employment Agreements), by the Company without cause, by the employee for good reason (as defined in the Employment Agreements), by the employee without good reason or upon the occurrence of a Change in Control (as defined in the Employment Agreements). Each Employment Agreement provides that, in the event the employee's employment is terminated for no cause, a change in control or for good reason (all as defined in the Employment Agreements), such employee will be paid an amount equal to two times his annual base salary in effect at the time of termination, plus any incentive bonus prorated to the date on which employment is terminated. The employee would also be entitled to participate for a period of up to twenty-four months after termination of his employment in various welfare, pension and savings plans and programs offered by the Company.

     Post-Employment Agreements

     The Company has entered into agreements with Messrs. Batson, Bender, Boozer, Carroll, Goodrich, Herron, Martin, Muscalino and Van de Visser, as well as other key employees. These agreements currently provide certain assurances to the employee in the event Mr. Lanier ceases for any reason to be Chief Executive Officer of the Company (an "Employment Event"), including an agreement not to arbitrarily reduce the salary of or relocate the employee and to allow the employee to participate in certain incentive and other benefit plans at a level commensurate with his level of participation at the time the Employment Event occurred. In the event employment of the employee is terminated by the Company without Good Cause (as defined) or by the employee upon breach of the agreement by the Company, the employee is entitled to a severance payment of up to two years salary, plus any bonus otherwise earned for the year in which the termination occurs, and to continue to participate for a period of up to two years in certain welfare, retirement and savings plans and policies afforded by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Company's initial public offering of its Class A Common Stock in November 1997, Messrs. Paul R. Crotty and John F. Maypole served on a Senior Management Committee of the Company's Board of Directors which was responsible for determining Mr. Lanier's base salary and whether to terminate Mr. Lanier's employment. Mr. Lanier consulted with the Senior Management Committee in determining compensation of Messrs. Williams and Shea and, within merit budget guidelines approved by the Board of Directors and in consultation with a Management Compensation Committee consisting of Messrs. Williams, Shea and Carroll, Mr. Lanier determined the compensation of all other executive officers. Bonus targets and participation levels were based on certain financial objectives recommended by the Management Compensation Committee and approved by Mr. Lanier, in consultation with the Senior Management Committee.

     In connection with the Company's initial public offering in November 1997, Messrs. Lill and Maypole were appointed to the Compensation Committee of the Board of Directors, which is responsible for determining, with the approval of the Board, the individual elements of total compensation of Mr. Lanier and approving the individual elements of total compensation for the other executive officers of the Company. Effective in 1998, Messrs. Keller and Maypole serve on the Compensation Committee. See "Committees of the Board of Directors."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation package for all of its executive officers in fiscal year 1997 consisted of base salary, cash bonus and stock options. The Compensation Committee expects that compensation for executive officers in fiscal year 1998 will include these same elements.

BASE SALARY

     Mr. Lanier's base salary is determined in accordance with his employment agreement, with increases in excess of cost of living increases to be recommended by the Compensation Committee and subject to the approval of the full Board of Directors. In fiscal year 1997, Mr. Lanier's salary was increased approximately 4.7 percent from fiscal year 1996, which increase was generally in line with merit budget guidelines applicable to all salaried employees as approved by the Board of Directors. The merit budget is established annually by the Board of Directors and is generally intended to adjust for inflation and competitive factors relating to pay levels in the textile industry. Adjustments may be approved by the Compensation Committee to take account of changes in the executive officer's responsibilities and his or her overall performance.

CASH BONUS

     Each executive officer, including Mr. Lanier, is eligible to receive an annual cash bonus pursuant to the terms of the Dan River Inc. Management Incentive Plan (the "Management Incentive Plan"). The established objectives of the Management Incentive Plan are to maximize operating income of the Company and its divisions while encouraging prudent management of working capital, and to enhance the Company's ability to attract and retain talented management. Operating income targets are recommended at the beginning of each fiscal year by the Compensation Committee and approved by the Board of Directors. The Compensation Committee determines the target award level category to which each executive officer is assigned. In establishing operating income targets and other financial criteria for awards under the Management Incentive Plan the Compensation Committee has focused specifically on the Company's performance in comparison to certain other textile companies; for example, achieving a target under the Management Incentive Plan generally requires performance above the level of such other textile companies at the time the bonus targets were established. With respect to fiscal year 1997, Mr. Lanier and the other Named Executive Officers were paid cash bonuses equal to 100% of their respective base salaries in accordance with targets and award levels approved by the Board of Directors at the beginning of the 1997 fiscal year.

STOCK OPTIONS

     The Company's stock option plans are intended to align the interests between the Company's shareholders and its directors, officers and key employees through the grant of stock options which vest over a period of time. Options granted in 1997 had an exercise price equal to the price of the Company's Class A Common Stock sold in conjunction with the initial public offering in November 1997 and, in the Committee's view, provide a strong incentive to management to build shareholder value over time.

John F. Maypole, Chairman
Donald J. Keller

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended (together, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on the Company's Class A Common Stock compared to the return on the S&P 500 Index and a peer group of textile companies which, in the opinion of the Company, are engaged in lines of business similar to those in which the Company is engaged. Trading in the Company's Class A Common Stock commenced on November 21, 1997 in connection with the Company's initial public offering. The graph reflects the investment of $100.00 on November 21, 1997 in the Company's Class A Common Stock, the S&P 500 Index and in the peer group and the reinvestment of dividends.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)






                        Dan River Inc.     S&P 500        Peer Group
November 21, 1997       $100               $100           $100
December 31, 1997        109.58             106.43         106.75



---------------
     (1) Assumes initial investment of $100; total return assumes reinvestment of dividends; total returns based on market capitalization.

     (2) Peer group consists of Burlington Industries Inc., Cone Mills Corporation, Crown Crafts, Inc., Delta Woodside Industries Inc., Galey & Lord Inc., Pillowtex Corp., Springs Industries, Inc., Thomaston Mills, Inc., and Westpoint Stevens Inc.

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except in the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the 1998 fiscal year, subject to ratification of this appointment by the shareholders of the Company. The Company has been advised by Ernst & Young LLP that neither it nor any member thereof has any direct or material indirect financial interest in the Company or any of its subsidiaries in any capacity. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal 1998. Proxies received by the Board of Directors will be so voted unless shareholders specify a contrary choice in their proxies.

ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder of record or beneficial owner of the Company's stock as of March 2, 1998, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

Dan River Inc.
P.O. Box 261
Danville, Virginia 24543
Attention: Scott D. Batson, Vice President-Finance

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under the Company's Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the Board of Directors of the Company only if the shareholder is otherwise entitled to vote generally in the election of directors and only if timely notice in writing is sent to the Secretary of the Company. To be timely, a shareholder's notice must be received at the principal executive offices of the Company not less than 130 days prior to the meeting. Notwithstanding the foregoing, in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the day on which such notice of the date the meeting was mailed or such public disclosure was made. Such shareholder's notice must set forth (i) with respect to each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of Common Stock beneficially owned by such person and (d) other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) with respect to such shareholder giving such notice, (a) the name and address of such shareholder, as they appear in the Company's books and (b) the number of shares of each class of Common Stock beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than November 12, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies by the Board of Directors in connection with the Annual Meeting will be borne by the Company. No specific fee was allocated to services provided in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                                          By Order of the Board of Directors

                                          Harry L. Goodrich
                                          Secretary

                            ------------------------

     THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR FISCAL 1997, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.
                            ------------------------

                                                                       DRC-PS-98

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

------------------------------------------------------                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
                    DAN RIVER INC.                                         IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
------------------------------------------------------                                       PROPOSALS 1 AND 2.
                    CLASS B SHARES
                                                                                                        FOR ALL     WITH-    FOR ALL
                                                                        1. Election of Group A          NOMINEES    HOLD     EXCEPT
                                                                           Directors.

 Please sign name exactly as it appears on this                               Donald J. Keller            [ ]      [ ]         [ ]
 Proxy. Only one of several joint owners need sign.                         Joseph L. Lanier, Jr.
 Fiduciaries should give full title. Corporations,
 partnerships or other entities should sign in the
 name of the entity by an authorized person.
                                                                           NOTE: If you do not wish your shares voted "For" a
 RECORD DATE SHARES:                                                       particular nominee, mark the "For All Except" box and
                                                                           strike a line through the name(s) of the nominee(s).
                                                                           Your shares will be voted for the remaining nominee(s).

                                                                                                          FOR      AGAINST   ABSTAIN

                                                                        2. To ratify the selection of     [ ]        [ ]       [ ]
                                                                           Ernst & Young LLP as
                                                                           independent auditors.




                                                                           Mark box at right if you plan to attend the Annual
                                                                           Meeting.                                           [ ]
                                               ----------------------
 Please be sure to sign and date this Proxy.    Date                       Mark box at right if an address change or comment has
---------------------------------------------------------------------      been noted on the reverse side of this card.       [ ]

---------Shareholder sign here------------------Co-owner sign here---


DETACH CARD                                                                                                              DETACH CARD



                                DAN RIVER INC.

            Dear Shareholder,

            Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

            Sincerely,

            Dan River Inc.

CLASS B                           DAN RIVER INC.                         CLASS B


               ANNUAL MEETING OF SHAREHOLDERS - APRIL 22, 1998
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Joseph L. Lanier, Jr., John F. Maypole and Richard L. Williams as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Shareholders of DAN RIVER INC. to be held at the Riverview Inn, One Country Club Drive, Danville, Virginia 24541, on April 22, 1998, at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


PLEASE RECORD ADDRESS CHANGE OR ANY COMMENTS HERE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------------------------------                          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
                    DAN RIVER INC.                                         IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
---------------------------------------------------                                          PROPOSALS 1 AND 2
                    CLASS A SHARES
                                                                                                        FOR ALL     WITH-    FOR ALL
                                                                        1. Election of Group A.         NOMINEES    HOLD     EXCEPT
                                                                           Directors

 Please sign name exactly as it appears on this                               Donald J. Keller            [ ]        [ ]       [ ]
 Proxy. Only one of several joint owners need sign.                         Joseph L. Lanier, Jr.
 Fiduciaries should give full title. Corporations,
 partnerships or other entities should sign in the
 name of the entity by an authorized person.
                                                                           NOTE: If you do not wish your shares voted "For" a
 RECORD DATE SHARES:                                                       particular nominee, mark the "For All Except" box and
                                                                           strike a line through the name(s) of the nominee(s).
                                                                           Your shares will be voted for the remaining nominee(s).

                                                                                                          FOR      AGAINST   ABSTAIN

                                                                        2. To ratify the selection of     [ ]        [ ]       [ ]
                                                                           Ernst & Young LLP as
                                                                           independent auditors.




                                                                           Mark box at right if you plan to attend the Annual
                                                                           Meeting.                                            [ ]
                                               ----------------------
 Please be sure to sign and date this Proxy.    Date                       Mark box at right if an address change or comment has
---------------------------------------------------------------------      been noted on the reverse side of this card.        [ ]


-Shareholder sign here--------------------------Co-owner sign here---


DETACH CARD                                                                                                              DETACH CARD


                                         DAN RIVER INC.

                     Dear Shareholder,

                     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

                     Sincerely,

                     Dan River Inc.

CLASS A                       DAN RIVER INC.                             CLASS A

                ANNUAL MEETING OF SHAREHOLDERS - APRIL 22, 1998
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Joseph L. Lanier, Jr., John F. Maypole and Richard L. Williams as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Shareholders of DAN RIVER INC. to be held at the Riverview Inn, One Country Club Drive, Danville, Virginia 24541, on April 22, 1998, at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

PLEASE RECORD ADDRESS CHANGE OR ANY COMMENTS HERE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------